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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF TEMPLE-INLAND INC.
     (State of Incorporation) (Percentage of Ownership by Immediate Parent)

INLAND CONTAINER CORPORATION I (DELAWARE) (100%)
     Inland Container Corporation (Delaware) (100%)
          El Morro Corrugated Box Corporation (Delaware) (100%)
          El Morro Corrugated Box Corporation (Puerto Rico) (100%)
          Georgia Kraft Company (Delaware) (100%)
               Sabine River & Northern Railway Company (Texas) (100%)
          IC Holding, Inc. (Delaware) (100%)
               Rand-Whitney Packaging Corporation (Massachusetts) (100%)
                    Delmar Packaging, Inc. (Delaware) (100%)
                    Rand-Whitney Robertson Corporation (Delaware) (100%)
          Inland Argentina, Inc. (Delaware) (100%)
          Inland Chile I, Inc. (Delaware) (100%)
          Inland Chile II, Inc. (Delaware) (100%)
          Inland Container FSC, Inc. (U.S. Virgin Islands) (100%)
          Inland International Holding Company (Delaware) (100%)
               Inland Corrugados de Mexico, S.A. de C.V. (Mexico) (100%)
                    Inland Corrugados de Guanajato, S.A. de C.V. (Mexico) (100%) Inland Corrugados de Monterey, S.A. de C.V. (Mexico) (100%)
          Inland Paper Company, Inc. (Indiana) (100%)
          Inland Real Estate Investments, Inc. (Indiana) (100%)
               Crockett Container Corporation (California) (100%)
                    King Container Company (California) (100%)
          Pakway Container Corporation (Indiana) (100%)

TEMPLE-INLAND FOREST PRODUCTS CORPORATION (DELAWARE) (100%)
     The Angelina Free Press, Inc. (Texas) (100%)
     Big Tin Barn Inc. (Delaware) (100%)
     Eastex Incorporated (Texas) (100%)
     Evadale Realty Company (Delaware) (100%)
          Bestile Manufacturing Company (California) (100%)
     Home Owners Trust Company (Texas) (100%)
     Sabine Investment Company of Texas, Inc. (Texas) (100%)
     Scotch Investment Company (Texas) (100%)
     Scotch Properties Management Inc. (Delaware) (100%)
     Southern Pine Lumber Company (Texas) (100%)
     Southern Pine Plywood Co. (Texas) (100%)
     Templar Essex Inc. (Delaware) (100%)
     Temple Associates, Inc. (Texas) (100%)
     Temple-Eastex Incorporated (Delaware) (100%)
     Temple Industries, Inc. (Texas) (100%)
     Temple-Inland Food Service Corporation (Delaware) (100%)
     Temple-Inland Forest Products of Canada Inc. (New Brunswick, Canada) (100%) Temple-Inland Forest Products International Inc. (Delaware) (100%) Temple-Inland Paperboard Specialty Company (Delaware) (100%)
     Temple-Inland Recaustisizing Company (Delaware) (100%)
     Temple-Inland Recovery Company (Delaware) (100%)
     Temple-Inland Stores Company (Delaware) (100%)
     Temple Lumber Company (Texas) (100%)
     Texas Southeastern Railroad Company (Texas) (100%)
     Topaz Oil Company (Texas) (100%)
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                                                                      EXHIBIT 21
                                                                          PAGE 2

                       SUBSIDIARIES OF TEMPLE-INLAND INC.
     (State of Incorporation) (Percentage of Ownership by Immediate Parent)

Temple-Inland Financial Services Inc. (Delaware) (50%; 50% by Temple-Inland Forest Products Corporation)
     Guaranty Holdings Inc. I (Delaware) (100%)
          Guaranty Federal Bank, F.S.B. (Federal) (100%)
               AFB Group, Inc. (Texas) (100%)
               Big D Cold Storage, Inc. (Texas) (100%)
               Com-Tex Financial Services, Inc. (Texas) (100%)
               First Service Corporation (Texas) (100%)
                    IMRE, Inc. (Texas) (100%)
                    GSC Realty Corporation (Texas) (100%)
                    GSC Housing Corporation (Texas) (100%)
               Fort Wayne Mortgage Co. (Michigan) (100%)
               General Realty Corporation of Kentucky (Kentucky) (100%) Guaranty Group Inc. (Texas) (100%)
               Guaranty Investment Advisory, Inc. (Texas) (100%)
               Guaranty Resources, Inc. (Texas) (100%)
               Guaranty Land Company (Texas) (100%)
               MMJ-Stoneybrook Land Corporation (Texas) (100%)
               MSA Financial, Inc. (Texas) (100%)
               Mercury Flight, Inc. (Texas) (100%)
                    A.G. Aircraft Corporation (Texas)
                    J.R. Aircraft Corporation (Texas)
                    L.J. Aircraft Corporation (Texas)
                    T.H. & M.A. Corporation (Oregon)
               Mercury Investment Corporation (Texas) (100%)
               Milam Investment Corporation (Texas) (100%)
               Milam Mortgage Corporation (Colorado) (100%)
               Paris Development Corporation (Texas) (100%)
               Paris Service Corporation (Texas) (100%)
               Parker Town Square, Inc. (Texas) (100%)
               Participation Purchase Corporation (Nevada) (100%)
               Providence Park, Inc. (Texas) (100%)
                    Columbine Title Company (Colorado) (100%)
                    Heritage Oldsmobile, Inc. (Texas) (100%)
                    Hotchkiss Title Services (Colorado) (100%)
                    Lawyers Title of Boulder County, Inc. (Colorado) (100%) Lawyers Title of Central Colorado, Inc. (Colorado) (100%) Vertically Specialized Office Products, Inc. (Texas) (100%)
               Skyline Financial, Inc. (Texas) (100%)
               TCCN Corporation (Texas) (100%)
               Temple-Inland Mortgage Corporation (Nevada) (100%)
               Temple-Inland Properties Inc. (Delaware) (100%)
               Wichita Realty Investments, Inc. (Texas) (100%)
          Stanford Realty Advisors, Inc. (Delaware) (100%)
     LIC Investments Inc. (Delaware) (100%)
     Lumbermen's Investment Corporation (Delaware) (100%)
          Austin Crest Hotel, Inc. (Texas) (100%)
          LIC Financial Corporation (Delaware) (100%)
          Sunbelt Insurance Company (Texas) (100%)
          TEEC Inc. (Texas) (100%)
          Timberline Insurance Managers, Inc. (Texas) (100%)
               Capline Marketing Group (Texas) (50%)
               Timberline Securities, Inc. (Texas) (100%)
     Temple-Inland Life Inc. (Nevada) (100%)
          Temple-Inland Insurance Corporation (Delaware) (100%)
     Temple-Inland Realty Inc. (Delaware) (100%)
     TIFS Financial Corporation (Delaware) (100%)